Ex. 10.1

AMENDMENT NO. 4

TO AMENDED AND RESTATED CREDIT AGREEMENT AND GUARANTY

This AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT AND GUARANTY, dated as of February 28, 2025 (this “Amendment”), is made among Sonendo, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, the Lenders party hereto and Perceptive Credit Holdings III, LP, a Delaware limited partnership, the latter acting in its capacity as the collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”). Reference is made to the Amended and Restated Credit Agreement and Guaranty, dated as of August 23, 2021 (as amended, supplemented or otherwise modified from time to time, the “Prior Credit Agreement”), among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Collateral Agent. The Prior Credit Agreement, as amended by this Amendment, is herein referred to as the “Credit Agreement”. Unless otherwise specified herein, capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

RECITALS

WHEREAS, the Borrower has requested that the Collateral Agent and the Required Lenders agree to certain amendments and other modifications to the Prior Credit Agreement;

WHEREAS, subject to the terms and conditions hereof, the Collateral Agent and the Required Lenders are willing to agree to such requests; and

WHEREAS, the Lender party hereto constitutes the Required Lenders.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.
AMENDMENTS. As of, and subject to the occurrence of, the Amendment No. 4 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
A.
Section 1.01 of the Prior Credit Agreement is hereby amended by adding the following defined terms in their respective alphabetically appropriate places:

“Amendment No. 4” means Amendment No. 4 to Amended and Restated Credit Agreement and Guaranty, dated as of February 28, 2025.

“Amendment No. 4 Effective Date” has the meaning ascribed to such term in Amendment No. 4.

“Amendment No. 4 Equity Offering Transaction” means one or more related issuances and sales by the Borrower of shares of its Common Stock resulting in not less than $8,000,000.00 of gross cash sale proceeds to the Borrower, in each case, pursuant to documentation reasonably acceptable to the Collateral Agent.

“Amendment No. 4 Initial Deferral Period” means the period commencing on March 31, 2025 and ending immediately prior to September 30, 2025.

“Subsequent Financing Transaction” means one or more related issuances and sales by the Borrower of its Qualified Equity Interests (or another transaction or series of related transactions that do not include the issuance or incurrence of Indebtedness by the Borrower or any of its Subsidiaries), resulting in not less than $5,000,000.00 of gross cash proceeds to the Borrower, in each case pursuant to documentation approved by the Collateral Agent in writing (in its sole but reasonable discretion) and which the Collateral Agent and Borrower have mutually agreed constitutes the Subsequent Financing Transaction.

“Subsequent Financing Transaction Deferral Period” means the period commencing on September 30, 2025 and ending immediately prior to March 31, 2026.

B.
Section 3.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Without limiting the requirement of earlier prepayments and repayments pursuant to Sections 3.03(b) and 11.02, the parties hereto agree as follows:

(a)
The amortization payment required to be made on the Payment Date occurring on February 28, 2025 will be deferred until March 31, 2025 and will be due and payable on such deferred date, unless as otherwise provided in clause (b) below.
(b)
In the event that the Amendment No. 4 Equity Offering Transaction is completed on or prior to March 31, 2025, (i) the deferred February 28, 2025 amortization payment referred to in clause (a) above will be waived and shall no longer be due or payable, and (ii) no amortization payments will be required to be made on any Payment Date occurring during the Amendment No. 4 Initial Deferral Period.
(c)
In the event the Amendment No. 4 Equity Offering Transaction is not completed on or prior to March 31, 2025, (i) the deferred February 28, 2025 amortization payment referred to in clause (a) above shall be due or payable on March 31, 2025, and (ii) commencing with the Payment Date occurring on March 31, 2025, the Borrower shall make monthly amortization payments in the amount of $900,000.00 on the outstanding principal amount of the Loans commencing on such Payment Date and on each succeeding Payment Date occurring thereafter prior to the Maturity Date.
(d)
In the event the Amendment No. 4 Equity Offering Transaction is completed on or prior to March 31, 2025 and the subsequent Financing Transaction is completed on or before September 30, 2025, no amortization payments will be required during the Subsequent Financing Transaction Deferral Period.
(e)
Except as otherwise expressly provided in this Section 3.01, the Borrower shall be required to make monthly amortization payments on the Loans in the amount of $900,000 on each Payment Date and any remaining outstanding principal amount of the Loans shall be due and payable in full, in cash, on the Maturity Date.
C.
Section 3.03(b) of the Credit Agreement is hereby amended by adding a new clause (iii) in its entirety as follows:

(iii) Following the consummation of the Subsequent Financing Transaction, the Borrower shall make mandatory prepayments to the Lender in amounts equal to (x) 100% of the amount of net proceeds resulting from the Subsequent Financing Transaction in excess of $10,000,000 and up to $15,000,000, and (y) 50% of net proceeds resulting from the Subsequent Financing Transaction in excess of $15,000,000.

D.
In the event (but only in the event) that the Amendment No. 4 Equity Offering Transaction is consummated on or prior to March 31, 2025, the minimum Revenue table set forth in Section 10.02 of the

Prior Credit Agreement shall be deemed to be amended and restated (automatically and without any further action or condition) in its entirety to read as follows:

Calculation Date	Revenue
March 31, 2025	$30,028,000
June 30, 2025	$28,916,000
September 30, 2025	$27,858,000
December 31, 2025	$27,604,000
March 31, 2026	$28,261,000
June 30, 2026	$28,966,000
September 30, 2026	$29,660,000
December 31, 2026	$30,420,000

SECTION 2.
WAIVER. As of, and subject to the occurrence of, the Amendment No. 4 Effective Date, the Collateral Agent and the Lenders hereby waive the requirement under Section 8.01(c) of the Credit Agreement requiring the absence of any “going concern” or like qualification or exception or any similar qualification or exception as to the audit (other than an exception as to the scope of the audit), solely with respect to the fiscal year ending on December 31, 2024; provided that except as expressly so waived, the parties hereto expressly acknowledge and agree that (i) all other terms and provisions of the Credit Agreement and each other Loan Document shall continue in full force and effect in accordance with its and their respective terms, and (ii) this Amendment constitutes a limited consent and waiver, and, except as expressly set forth herein, neither this Amendment nor any term or provision hereof shall be deemed to constitute a waiver of any Default or Event of Default for any future breach of the Credit Agreement or any of the other Loan Documents.
SECTION 3.
REPRESENTATIONS AND WARRANTIES. For purposes of, among other things, inducing the Collateral Agent and the Required Lenders to execute and enter into this Amendment, the Obligors party hereto jointly and severally represent and warrant to the Secured Parties as follows:
A.
Notwithstanding the effectiveness of this Amendment, the Obligations of each Obligor under the Credit Agreement and each other Loan Document have not been and are not intended to be impaired, extinguished, novated, waived, canceled or otherwise satisfied, in whole or in part, as a result of the transactions contemplated hereby, and the Credit Agreement and each such other Loan Document is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.
B.
The Guaranteed Obligations include all Obligations under and as defined in the Credit Agreement as amended by this Amendment.
C.
Notwithstanding the conditions to effectiveness set forth in this Amendment, (i) no Subsidiary Guarantor is required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment, and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of any Subsidiary Guarantor to any future amendments to the Credit Agreement.

D.
The representations and warranties set forth in the Credit Agreement and each other Loan Document are true and correct in all material respects as if made on and as of the Amendment No. 4 Effective Date (or in the case of any representation or warranty qualified by materiality, Material Adverse Effect or similar qualification, true and correct in all respects), unless stated to relate solely to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.
E.
Each Obligor party hereto has full power, authority and legal right to enter into this Amendment and perform its obligations under this Amendment, the Credit Agreement and each other Loan Document.
F.
The transactions contemplated by this Amendment are within such Obligor’s corporate powers and have been duly authorized by all necessary corporate or other organizational action and, if required, by all necessary holders of the Equity Interests of such Obligor.
G.
This Amendment has been duly executed and delivered by each Obligor party hereto constitutes the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
H.
The transactions contemplated by this Amendment (i) do not require any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any Person, except for such as have been obtained or made and are in full force and effect, (ii) will not violate (x) any Law or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (y) the Organic Documents of such Obligor or its Subsidiaries, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Obligor or its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (iv) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of such Obligor or its Subsidiaries.
I.
Both immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, or could reasonably be expected to result from this Amendment or the transactions contemplated hereby.
SECTION 4.
CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the “Amendment No. 4 Effective Date”):
A.
Each Obligor party hereto, the Collateral Agent and the Required Lenders shall have each indicated their consent and agreement to this Amendment by the execution and delivery of the signature pages hereto to the Collateral Agent.
B.
(i) The statements, representations and warranties set forth in Section 3 above shall each be true and correct, both immediately before and after the effectiveness of this Amendment; and (ii) the Lenders shall have received a certificate, dated as of the Amendment No. 4 Effective Date and in form and substance satisfactory to the Required Lenders, duly executed and delivered by a Responsible Officer of the Borrower, certifying as to the foregoing.
C.
The Collateral Agent and the Lenders shall have received payment of all reasonable and documented out of pocket expenses for which invoices have been presented (including the reasonable and documented out-of-pocket fees and expenses of legal counsel for which the Borrower is responsible pursuant to Section 14.03 of the Credit Agreement) that are due and payable in connection with this Amendment.
SECTION 5.
MISCELLANEOUS
A.
Reference to and Effect on the Loan Documents.
(ii)
On and after the Amendment No. 4 Effective Date, each reference in any Loan Document to the “Credit Agreement” shall mean and be a reference to the prior Credit Agreement as amended by this Amendment.
(iii)
Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified or consented to hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders or the Collateral Agent under the Credit Agreement or any other Loan Document.
(iv)
The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Collateral Agent or any Lender under any Loan Document or applicable Law.
(v)
This Amendment shall constitute a Loan Document.
A.
Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.
B.
Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law, the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
C.
Integration. This Amendment, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
D.
Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
E.
Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Any signature (including, without limitation, (i) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (ii) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this Amendment, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.
F.
Subsequent Amendment. The Lenders and Collateral Agent hereby agree that upon Collateral Agent’s approval of the Subsequent Financing Transaction, they will enter into an amendment to the Credit Agreement having terms as are necessary or otherwise reasonably requested by Borrower in order to permit the Subsequent Financing Transaction and other transactions related thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER

SONENDO, INC.

By:	/s/ Bjarne Bergheim
Name: Bjarne Bergheim Title: President and Chief Executive Officer

SUBSIDIARY GUARANTOR

PIPSTEK, LLC

By:	/s/ Bjarne Bergheim
Name: Bjarne Bergheim Title: President and Chief Executive Officer

PERCEPTIVE CREDIT HOLDINGS III, LP, as the Collateral Agent and the Required Lenders

By: Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/Sandeep Dixit
Name: Sandeep Dixit Title: Chief Credit Officer

By:	/s/Sam Chawla
Name: Sam Chawla Title: Portfolio Manager